[CENDANT LOGO]



                   CENDANT REPORTS THIRD QUARTER 2000 RESULTS

          Adjusted EPS from Continuing Operations, Excluding Move.com,
                         $0.31 in 2000 vs. $0.31 in 1999



NEW YORK, NY, OCTOBER 18, 2000 - Cendant Corporation (NYSE: CD) today reported third quarter 2000 results.

"The diversity of our operations allowed us to exceed expectations in the third quarter," said Cendant Chairman, President and Chief Executive Officer, Henry R. Silverman. "Strong performances in several business units, coupled with effective cost controls, offset more modest results in other areas. We continue to take an active, disciplined approach in pursuing potential strategic transactions to increase revenue and earnings growth. We remain comfortable with the range of full year earnings per share estimates of $1.02 to $1.05."

THIRD QUARTER DIVISION RESULTS
------------------------------
The underlying discussion of each division's operating results focuses on revenues and EBITDA. EBITDA is defined as earnings before non-operating interest, income taxes, depreciation, amortization and minority interest. Adjusted results exclude net gains and losses on disposition of businesses and other items that are of a non-recurring or unusual nature. In the third quarter of 2000, management responsibility for Cendant Travel, our business unit that facilitates travel arrangements for our travel and membership business units, was shifted to our Travel segment. Accordingly, the results of Cendant Travel have been included within the Travel segment. Prior to third quarter 2000, Cendant Travel was included within the Individual Membership segment. The historical financial results presented for the Travel and Individual Membership segments have been restated to reflect the change. (See Table 4 for Revenues and Adjusted EBITDA by Segment and Table 6 for Segment Revenue Driver Analysis.) All dollar amounts are in millions.

TRAVEL DIVISION
---------------

Travel                     2000             1999            % change
----------------------------------------------------------------------
Revenues                   $344             $335                 3%
----------------------------------------------------------------------
Adjusted EBITDA            $165             $164                 1%
----------------------------------------------------------------------
Adjusted EBITDA Margin     48%              49%
-----------------------------------------------

Franchise fees rose primarily as a result of room growth and a higher average daily rate in Lodging and increased car rental volume at Avis. Timeshare subscription and exchange revenues also increased, primarily as a result of increased memberships, increased transaction volume and higher fees per transaction. Results include reductions due to the timing and allocation of certain revenues and expenses. Excluding non-recurring reductions, revenues increased 6% and Adjusted EBITDA increased 10% in third quarter 2000 over third quarter 1999.

REAL ESTATE DIVISION
--------------------

Real Estate Franchise      2000             1999            % change
----------------------------------------------------------------------
Revenues                   $162             $161                 1%
----------------------------------------------------------------------
EBITDA                     $119             $124                (4%)
----------------------------------------------------------------------
EBITDA Margin              73%              77%
-----------------------------------------------

Revenues increased slightly as a reduction in home sale volume was offset by an increase in the average price of homes sold by our franchisees. While our results reflected soft industry-wide conditions early in the quarter, we continued to add franchised brokerages to our CENTURY 21, COLDWELL BANKER and ERA brands. The volume of annual commission revenue added by our core franchise sales in third quarter 2000 was 10% higher than in third quarter 1999. On the other hand, growth was moderated by modestly declining volume and significantly reduced acquisition activity at our largest franchisee, NRT Incorporated. The EBITDA reduction includes higher corporate overhead allocations due to a refinement of allocation methods and also reflects increased costs for enhanced franchisee training programs.


Relocation                 2000             1999            % change
----------------------------------------------------------------------
Revenues                   $127             $117                 9%
----------------------------------------------------------------------
EBITDA                     $49              $42                 17%
----------------------------------------------------------------------
EBITDA Margin              39%              36%
-----------------------------------------------

Revenues and EBITDA increased primarily from additional sales of outsourcing services, higher international services fees and increased referral fees. These results reflect a continuing trend from asset-based to service-based fees. During the third quarter, we signed 42 new accounts and expanded 44 existing business relationships, including an award from the U.S. Department of Defense representing 14,000 annual household goods moves. Additionally we expanded our international presence through the acquisition of two relocation firms, Hamilton Watts International in Australia and Bradford and Bingley Relocation Services in the U.K.

Mortgage                   2000             1999            % change
----------------------------------------------------------------------
Revenues                   $132             $114                16%
----------------------------------------------------------------------
EBITDA                     $74              $59                 25%
----------------------------------------------------------------------
EBITDA Margin              56%              52%
-----------------------------------------------

Revenues from mortgage loans closed increased $18 million during the quarter due to favorable production margins. Total mortgage closings were $6.5 billion, equal to the third quarter of 1999. Originations consisted of $6.1 billion in purchase mortgages (up 5%) and $400 million in refinance mortgages (down 41% due to the significant industry-wide refinancing activity in 1999). Mortgage closings from our Internet business (Log In - Move In) were $183 million in third quarter 2000 compared with $73 million in third quarter 1999. During the quarter, we entered into new outsourcing arrangements with four banking organizations bringing the total to twelve for the year for this unique service capability.

DIRECT MARKETING DIVISION
-------------------------

Individual Membership      2000             1999            % change
----------------------------------------------------------------------
Revenues                   $185             $261                (29%)
----------------------------------------------------------------------
Adjusted EBITDA            $43              $48                 (10%)
----------------------------------------------------------------------
Adjusted EBITDA Margin     23%              18%
-----------------------------------------------

Revenues decreased primarily as a result of the 1999 dispositions of certain businesses. Excluding the operations of such disposed businesses, on a comparable basis, revenues decreased 8% and Adjusted EBITDA decreased 10%. Since revenues are recorded upon expiration of annual memberships, the net decline in revenues and EBITDA primarily reflects fewer annual memberships expiring in third quarter 2000 than in third quarter 1999. The decline was partially offset by a favorable mix of products and programs with marketing partners.

Insurance/Wholesale        2000             1999            % change
----------------------------------------------------------------------
Revenues                   $145             $143                 1%
----------------------------------------------------------------------
EBITDA                     $48              $48                  --
----------------------------------------------------------------------
EBITDA Margin              33%              34%
-----------------------------------------------

Insurance/Wholesale revenues rose primarily as a result of international expansion. There was a 17% increase in international memberships quarter over quarter. Our previously announced venture with FundsXpress to provide Internet banking capabilities to our financial institution customers substantially exceeded expectations in the third quarter, and we expect this venture to positively impact revenue growth and EBITDA in 2001.

DIVERSIFIED SERVICES DIVISION
-----------------------------

Diversified Services       2000             1999            % change
----------------------------------------------------------------------
Revenues                   $121             $278               (56%)
----------------------------------------------------------------------
Adjusted EBITDA            $12              $50                (76%)
----------------------------------------------------------------------
Adjusted EBITDA Margin     10%              18%
-----------------------------------------------

Revenues decreased primarily as a result of the 1999 dispositions of several business operations. The absence of these divested businesses from third quarter 2000 operations resulted in a reduction in revenues of $139 million and a reduction in Adjusted EBITDA of $27 million. The decline in Adjusted EBITDA also reflects costs incurred to pursue Internet initiatives and lower income from financial investments.

MOVE.COM GROUP
--------------

Move.com Group             2000             1999
---------------------------------------------------
Revenues                    $15              $5
---------------------------------------------------
Adjusted EBITDA            ($20)            ($8)
---------------------------------------------------

Move.com Group revenues tripled because of higher sponsorship revenues made possible by the first quarter 2000 launch of our Internet real estate services portal, move.com. Results reflect increased investment in marketing and development of the move.com portal. The Company expects Move.com Group will continue to report losses for the foreseeable future resulting from continuing investment in the growth of the business.

EPS ITEMS
---------
Cendant Corporation has two classes of common stock: CD common stock and Move.com common stock. CD common stock is intended to track the performance of Cendant Group and Move.com common stock is intended to track the performance of Move.com Group. Beginning with second quarter 2000, Cendant reported EPS on the two class method. Reported EPS for CD common stock includes Cendant Group operations and a majority retained interest in Move.com Group. Reported EPS for Move.com common stock includes Move.com Group operations excluding Cendant Group's retained interest in Move.com Group.

Reported earnings per share from continuing operations for Cendant Group was $0.29 in third quarter 2000 and $0.27 in third quarter 1999. The following items are reflected in reported results:

o A net gain of $0.02 in 2000 and $0.04 in 1999 per share after tax related to the dispositions of certain non-strategic businesses

o A charge of $0.02 in 2000 and $0.07 in 1999 per share after tax for investigation-related costs and other unusual items

o Cendant Group's retained interest in the losses of Move.com Group was ($0.02) in third quarter 2000 and ($0.01) in third quarter 1999.

BALANCE SHEET AND CASH FLOW ITEMS
---------------------------------
o As of September 30, 2000, we had approximately $1.2 billion of cash and cash equivalents and $2.5 billion of debt. During the quarter the Company arranged for $2.5 billion in letters of credit and surety bonds for the litigation settlement. We also have a $750 million revolving credit available for other corporate needs. The net debt to total capital ratio was 22%.

o Annualized return on common equity measured on year-to-date adjusted net income was 31%.

o In third quarter 2000 in accordance with the settlement agreement, we began to accrue interest expense on our $2.85 billion litigation settlement obligation. The after tax impact on our earnings was $0.02 per share in the third quarter and we expect the impact on fourth quarter 2000 earnings to be approximately $0.04.

CONFERENCE CALL
---------------
Cendant will host a conference call to discuss third quarter results on Thursday, October 19, 2000 at 11:00 a.m. Eastern Time. Investors may access this call live at www.Cendant.com or dial in to 913-981-5507. A replay will be available beginning at 2:00 p.m. Eastern Time on October 19 until 8:00 p.m. on October 23, 2000 at www.Cendant.com or through the replay dial-in number:
719-457-0820, access code: 241875.

Statements about future results made in this release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations and the current economic environment. The Company cautions that these statements are not guarantees of future performance. They involve a number of risks and uncertainties that are difficult to predict including the outcome of litigation. Actual results could differ materially from those expressed or implied in the forward-looking statements. Important assumptions and other important factors that could cause actual results to differ materially from those in the forward-looking statements are specified in the Company's Form 10-Q for the quarter ended June 30, 2000, including completion of the settlement of the class action litigation.

Cendant Corporation is a global provider of real estate, travel and direct marketing related consumer and business services. The Company's core competencies include building franchise systems, providing outsourcing solutions and direct marketing. As a franchiser, Cendant is among the world's leading franchisers of real estate brokerage offices, hotels, rental car agencies, and tax preparation services. The Company's real estate-related operations also include Move.com Group, Cendant's relocation, real estate and home-related services portal on the Internet. As a provider of outsourcing solutions, Cendant is a major provider of mortgage services to consumers, the global leader in employee relocation, and the world's largest vacation exchange service. In direct marketing, Cendant provides access to insurance, travel, shopping, auto, and other services primarily to customers of its affinity partners. In addition, Cendant Internet Group is pursuing a convergence strategy for the Company's off-line and online businesses. Other business units include NCP, the UK's largest private car park operator, and Wizcom, an information technology services provider. Headquartered in New York, NY, the Company has approximately 28,000 employees and operates in over 100 countries.

More information about Cendant, its companies, brands and current SEC filings may be obtained by calling 877-4INFO-CD (877-446-3623) or by visiting the Company's Web site at www.Cendant.com.


Media Contact:             Investor Contacts:
Elliot Bloom               Denise Gillen             Sam Levenson
212-413-1832               212-413-1833              212-413-1834

                                                                         TABLE 1
                      CENDANT CORPORATION AND SUBSIDIARIES
                         FINANCIAL RESULTS OF OPERATIONS
                                  (IN MILLIONS)



                                          THREE MONTHS ENDED SEPTEMBER 30, 2000
                                          -------------------------------------

                       AS                                 AS            DISPOSED          MOVE.COM        COMPARABLE
                    REPORTED        ADJUSTMENTS        ADJUSTED       BUSINESSES (B)      GROUP (D)       BASIS (E)
                    --------        -----------        --------       --------------      ---------       ---------

Revenues            $ 1,225         $   -               $ 1,225           $   -           $    15          $ 1,210
EBITDA (A)              463             27  (F)             490               -               (20)             510



                                          THREE MONTHS ENDED SEPTEMBER 30, 1999
                                          -------------------------------------

                       AS                                 AS            DISPOSED          MOVE.COM        COMPARABLE
                    REPORTED        ADJUSTMENTS        ADJUSTED      BUSINESSES (B,C)     GROUP (D)       BASIS (E)
                    --------        -----------        --------      ----------------     ---------       ---------

Revenues            $ 1,410         $   -               $ 1,410           $  202          $     5          $ 1,203
EBITDA (A)              507             20  (G)             527               31               (8)             504



                                         NINE MONTHS ENDED SEPTEMBER 30, 2000
                                         ------------------------------------

                       AS                                 AS            DISPOSED          MOVE.COM        COMPARABLE
                    REPORTED        ADJUSTMENTS        ADJUSTED       BUSINESSES (B)      GROUP (D)       BASIS (E)
                    --------        -----------        --------       --------------      ---------       ---------

Revenues            $ 3,490         $   -               $ 3,490           $    4          $    41          $ 3,445
EBITDA (A)            1,196            110  (H)           1,306               (3)             (74)           1,383



                                         NINE MONTHS ENDED SEPTEMBER 30, 1999
                                         ------------------------------------

                       AS                                 AS            DISPOSED          MOVE.COM        COMPARABLE
                    REPORTED        ADJUSTMENTS        ADJUSTED      BUSINESSES (B,C)     GROUP (D)       BASIS (E)
                    --------        -----------        --------      ----------------     ---------       ---------

Revenues            $ 4,119         $   -               $ 4,119           $  743          $    11          $ 3,365
EBITDA (A)            2,111           (693) (I)           1,418              106              (14)           1,326


----------

(A) Defined as earnings before non-operating interest, income taxes, depreciation, amortization and minority interest.

(B) Reflects the operating results of businesses which were disposed.

(C) Reflects the operating results of Netmarket Group, Inc. ("NGI"), an independent company that was created to pursue the development and expansion of interactive businesses formerly within the Company's Direct Marketing segment.

(D) The Move.com Group represents a group of businesses which provide a broad range of quality relocation, real estate and home-related products and services through its flagship portal site, move.com, and through the move.com network.

(E) Comparable Basis reflects the As Adjusted results of operations less the results of operations of the Disposed Businesses and the Move.com Group.

(F) Includes charges of (i) $20 million ($12 million, after tax or $.02 per diluted share) in connection with litigation asserting claims associated with accounting irregularities in the former business units of CUC International Inc. ("CUC") and outside of the principal class action lawsuit, (ii) $32 million ($20 million, after tax or $.03 per diluted share) for losses related to the dispositions of businesses, (iii) $7 million ($4 million, after tax) for investigation-related costs and (iv) $3 million ($2 million, after tax) in connection with the postponement of the initial public offering of Move.com common stock. Such charges were partially offset by a gain of $35 million ($35 million, after tax or $.05 per diluted share), which represents the recognition of a portion of the Company's previously recorded deferred gain from the sale of its fleet businesses due to the disposition of VMS Europe by Avis Group Holdings, Inc. in August 2000.

(G) Includes charges of (i) $85 million ($48 million, after tax or $.06 per diluted share) in connection with the creation of NGI, (ii) $5 million ($3 million, after tax) for investigation-related costs and (iii) $5 million ($3 million, after tax) principally related to the consolidation of European call centers in Cork, Ireland. Such charges were partially offset by a net gain of $75 million ($28 million, after tax or $.04 per diluted share) related to the dispositions of businesses.

(H) Includes charges of (i) $106 million ($70 million, after tax or $.09 per diluted share) in connection with restructuring and other initiatives, (ii) $20 million ($12 million, after tax or $.02 per diluted share) in connection with litigation asserting claims associated with accounting irregularities in the former business units of CUC and outside of the principal class action lawsuit, (iii) $15 million ($9 million, after tax or $.01 per diluted share) for investigation-related costs, (iv) $42 million ($26 million, after tax, or $.03 per diluted share) for net losses related to the dispositions of businesses and (v) $3 million ($2 million, after tax) in connection with the postponement of the initial public offering of Move.com common stock. Such charges were partially offset by (i) a non-cash credit of $41 million ($26 million, after tax or $.03 per diluted share) in connection with a change to the original estimate of the number of Rights to be issued in connection with the PRIDES settlement resulting from unclaimed and uncontested Rights and (ii) a gain of $35 million ($35 million, after tax or $.04 per diluted share), which represents the recognition of a portion of the Company's previously recorded deferred gain from the sale of its fleet businesses due to the disposition of VMS Europe by Avis Group Holdings, Inc. in August 2000.

(I) Includes a net gain of $825 million ($737 million, after tax or $.90 per diluted share) related to the dispositions of businesses and an unusual credit of $1 million ($1 million, after tax) recorded in connection with the sale of a Company subsidiary, partially offset by charges of (i) $85 million ($48 million, after tax or $.06 per diluted share) in connection with the creation of NGI, (ii) $23 million ($15 million, after tax or $.02 per diluted share) in connection with the transition of the Company's lodging franchisees to a Company sponsored property management system,
     (iii) $13 million ($8 million, after tax or $.01 per diluted share) for investigation-related costs, (iv) $7 million ($4 million, after tax) related to the termination of a proposed acquisition and (v) $5 million ($4 million, after tax) principally related to the consolidation of European call centers in Cork, Ireland.

                                                                         TABLE 2

                       CENDANT CORPORATION AND SUBSIDIARIES
                     CONSOLIDATED CONDENSED STATEMENTS OF INCOME
                       (IN MILLIONS, EXCEPT PER SHARE DATA)

                                                                                  THREE MONTHS ENDED      NINE MONTHS ENDED
                                                                                     SEPTEMBER 30,           SEPTEMBER 30,
                                                                                 --------------------    --------------------
                                                                                   2000        1999        2000        1999
                                                                                 --------    --------    --------    --------
REVENUES
    Membership and service fees, net                                             $ 1,190     $ 1,372     $ 3,380     $ 3,972
    Fleet leasing, net                                                                 -           -           -          30
    Other                                                                             35          38         110         117
                                                                                 -------     -------     -------     -------
Net revenues                                                                       1,225       1,410       3,490       4,119
                                                                                 -------     -------     -------     -------

EXPENSES
    Operating                                                                        351         444       1,079       1,355
    Marketing and reservation                                                        233         270         676         821
    General and administrative                                                       151         169         429         525
    Depreciation and amortization                                                     87          87         258         277
    Other charges (credits):
      Restructuring and other unusual charges                                          3          90         109         112
      Litigation settlement and related costs                                         20           -         (21)          -
      Investigation-related costs                                                      7           5          15          13
      Termination of proposed acquisition                                              -           -           -           7
    Interest, net                                                                     38          52          86         154
                                                                                 -------     -------     -------     -------
Total expenses                                                                       890       1,117       2,631       3,264
                                                                                 -------     -------     -------     -------

Net gain (loss) on dispositions of businesses                                          3          75          (7)        825
                                                                                 -------     -------     -------     -------

INCOME BEFORE INCOME TAXES AND MINORITY INTEREST                                     338         368         852       1,680
Provision for income taxes                                                           101         143         276         382
Minority interest, net of tax                                                         23          16          61          46
                                                                                 -------     -------     -------     -------
INCOME FROM CONTINUING OPERATIONS                                                    214         209         515       1,252
Gain (loss) on sale of discontinued operations, net of tax                             -          (7)          -         174
                                                                                 -------     -------     -------     -------
INCOME BEFORE EXTRAORDINARY LOSS AND CUMULATIVE EFFECT OF ACCOUNTING CHANGE          214         202         515       1,426
Extraordinary loss, net of tax                                                         -           -          (2)          -
                                                                                 -------     -------     -------     -------
INCOME BEFORE CUMULATIVE EFFECT OF ACCOUNTING CHANGE                                 214         202         513       1,426
Cumulative effect of accounting change, net of tax                                     -           -         (56)          -
                                                                                 -------     -------     -------     -------
NET INCOME                                                                       $   214     $   202     $   457     $ 1,426
                                                                                 =======     =======     =======     =======

CD COMMON STOCK INCOME PER SHARE
    BASIC
       Income from continuing operations                                         $  0.30     $  0.29     $  0.72     $  1.64
       Net income                                                                   0.30        0.28        0.64        1.86

    DILUTED
       Income from continuing operations                                         $  0.29     $  0.27     $  0.69     $  1.54
       Net income                                                                   0.29        0.26        0.62        1.75

    WEIGHTED AVERAGE SHARES
       Basic                                                                         725         726         722         765
       Diluted                                                                       759         780         763         819

MOVE.COM COMMON STOCK LOSS PER SHARE
    BASIC AND DILUTED
       Net loss                                                                  $ (0.55)                $ (1.22)

    WEIGHTED AVERAGE SHARES
       Basic and Diluted                                                               4                       4

                                                                         TABLE 3

                      CENDANT CORPORATION AND SUBSIDIARIES
           SUPPLEMENTAL INCOME (LOSS) PER SHARE DATA - CALCULATION OF
                        EARNINGS BY CLASS OF COMMON STOCK
                      (IN MILLIONS, EXCEPT PER SHARE DATA)

                                                                          THREE MONTHS ENDED    NINE MONTHS ENDED
                                                                          SEPTEMBER 30, 2000   SEPTEMBER 30, 2000
                                                                          ------------------   ------------------
                                                                             AS        AS         AS         AS
                                                                          REPORTED  ADJUSTED   REPORTED   ADJUSTED
                                                                          --------  --------   --------   --------
CD COMMON STOCK INCOME PER SHARE
Income (loss) from continuing operations:
       Cendant Group                                                        $ 228     $ 229     $ 563     $ 619
       Cendant Group's retained interest in Move.com Group (A)                (12)      (10)      (43)      (42)
                                                                            -----     -----     -----     -----
       Income from continuing operations - Basic                              216       219       520       577
       Convertible debt interest, net of tax                                    3         3         8         8
                                                                            -----     -----     -----     -----
       Income from continuing operations - Diluted                          $ 219     $ 222     $ 528     $ 585
                                                                            =====     =====     =====     =====

Net income (loss):
       Cendant Group                                                        $ 228     $ 229     $ 505     $ 619
       Cendant Group's retained interest in Move.com Group (A)                (12)      (10)      (43)      (42)
                                                                            -----     -----     -----     -----
       Net income - Basic                                                     216       219       462       577
       Convertible debt interest, net of tax                                    3         3         8         8
                                                                            -----     -----     -----     -----
       Net income - Diluted                                                 $ 219     $ 222     $ 470     $ 585
                                                                            =====     =====     =====     =====

Weighted average shares outstanding:
       Basic                                                                  725       725       722       722
       Diluted                                                                759       759       763       763

Income per share:
       Basic
         Income from continuing operations                                  $0.30     $0.30     $0.72     $0.80
         Net income                                                          0.30      0.30      0.64      0.80

       Diluted
         Income from continuing operations                                  $0.29     $0.29     $0.69     $0.77
         Net income                                                          0.29      0.29      0.62      0.77

MOVE.COM COMMON STOCK LOSS PER SHARE
Net loss:
       Move.com Group                                                       $ (14)    $ (12)    $ (47)    $ (46)
       Less:  Cendant Group's retained interest in Move.com Group (A)         (12)      (10)      (43)      (42)
                                                                            -----     -----     -----     -----
       Net loss - Basic and Diluted                                         $  (2)    $  (2)    $  (4)    $  (4)
                                                                            =====     =====     =====     =====

Weighted average shares outstanding:
       Basic and Diluted                                                        4         4         4 (B)     4 (B)

Loss per share:
       Basic and Diluted (C)                                               $(0.55)   $(0.48)   $(1.22)   $(1.15)


----------
(A) As Adjusted excludes after tax charges of $2 million in connection with the postponement of the initial public offering of Move.com common stock.

(B) Weighted average shares outstanding for the nine month period was calculated from the date of issuance of Move.com common stock (March 31, 2000) through September 30, 2000.

(C) In thousands, the as reported net loss attributable to Move.com common stock for the three and nine months ended September 30, 2000 was $1,996 and $4,363, respectively, and the as adjusted net loss attributable to Move.com common stock for the three and nine months ended September 30, 2000 was $1,752 and $4,119, respectively. The weighted average shares outstanding for the three and nine months ended September 30, 2000 was 3,655 and 3,590, respectively.

                                                                         TABLE 4

                      CENDANT CORPORATION AND SUBSIDIARIES
                    REVENUES AND ADJUSTED EBITDA BY SEGMENT *
                              (DOLLARS IN MILLIONS)

                                                        THREE MONTHS ENDED SEPTEMBER 30,
                                                        --------------------------------
                                               REVENUES                                 ADJUSTED EBITDA (A)
                                 ------------------------------------       --------------------------------------
                                   2000          1999        % CHANGE         2000           1999        % CHANGE
                                 ------------------------------------       --------------------------------------
Travel                           $   344       $   335             3%       $   165 (C)    $   164            1%
Real Estate Franchise                162           161             1%           119            124           (4%)
Relocation                           127           117             9%            49             42           17%
Mortgage                             132           114            16%            74             59           25%
Individual Membership                185           261           (29%)           43             48 (F)      (10%)
Insurance/Wholesale                  145           143             1%            48             48             -
Move.com Group                        15             5            **            (20)(D)         (8)          **
Diversified Services                 121           278           (56%)           12 (E)         50 (G)      (76%)
Inter-segment Eliminations            (6)           (4)           **              -              -             -
                                 -------       -------                        -----          -----
Total                            $ 1,225       $ 1,410                        $ 490          $ 527
                                 =======       =======                        =====          =====

                                                        NINE MONTHS ENDED SEPTEMBER 30,
                                                        -------------------------------
                                               REVENUES                                 ADJUSTED EBITDA (A)
                                 ------------------------------------       --------------------------------------
                                   2000          1999        % CHANGE       2000 (B)          1999       % CHANGE
                                 ------------------------------------       --------------------------------------
Travel                           $   954       $   948             1%       $   440 (H)    $   463 (J)       (5%)
Real Estate Franchise                448           417             7%           328            310            6%
Relocation                           332           315             5%           105             94           12%
Mortgage                             306           314            (3%)          117            153          (24%)
Individual Membership                540           703           (23%)          136             68 (K)      100%
Insurance/Wholesale                  435           426             2%           138            137            1%
Move.com Group                        41            11            **            (74)(D)        (14)          **
Diversified Services                 448           789           (43%)          116 (I)        126 (L)       (8%)
Fleet                                  -           207            **              -             81           **
Inter-segment Eliminations           (14)          (11)           **              -              -             -
                                 -------       -------                      -------        -------
Total                            $ 3,490       $ 4,119                      $ 1,306        $ 1,418
                                 =======       =======                      =======        =======

----------
* Cendant Travel, a Company subsidiary, which facilitates travel arrangements for travel-related and membership businesses of the Company, was moved to the Travel segment from the Individual Membership segment. Accordingly, the operating results of Cendant Travel are now reflected in the Travel segment for all periods presented.

**  Not significant

(A) Defined as earnings before non-operating interest, income taxes, depreciation, amortization and minority interest, adjusted to exclude certain items which are of a non-recurring or unusual nature and not measured in assessing segment performance or are not segment specific.

(B) Excludes a charge of $106 million in connection with restructuring and other initiatives ($63 million, $1 million, $1 million, $20 million, $9 million, $1 million and $11 million of charges were recorded within the Travel, Relocation, Mortgage, Individual Membership, Insurance/Wholesale, Move.com Group and Diversified Services segments, respectively).

(C) Excludes $8 million of losses related to the dispositions of businesses.

(D) Excludes charges of $3 million in connection with the postponement of the initial public offering of Move.com common stock.

(E) Excludes a gain of $35 million, which represents the recognition of a portion of the Company's previously recorded deferred gain from the sale of its fleet businesses due to the disposition of VMS Europe by Avis Group Holdings, Inc. in August 2000. Such gain was partially offset by (i) a loss of $24 million related to the dispositions of businesses, (ii) $20 million in connection with litigation asserting claims associated with accounting irregularities in the former business units of CUC and outside of the principal class action lawsuit and (iii) $7 million for investigation-related costs.

(F) Excludes a charge of $85 million in connection with the creation of NGI and $8 million of losses related to the disposition of a business.

(G) Excludes a net gain of $83 million related to the dispositions of businesses, partially offset by $5 million of investigation-related costs and a $5 million charge principally related to the consolidation of European call centers in Cork, Ireland.

(H) Excludes $12 million of losses related to the dispositions of businesses.

(I) Excludes (i) a non-cash credit of $41 million in connection with a change in the original estimate of the number of Rights to be issued in connection with the PRIDES settlement resulting from unclaimed and uncontested Rights and (ii) a gain of $35 million, which represents the recognition of a portion of the Company's previously recorded deferred gain from the sale of its fleet businesses due to the disposition of VMS Europe by Avis Group Holdings, Inc. in August 2000; partially offset by (i) $30 million of losses related to the dispositions of businesses, (ii) $15 million of investigation-related costs and (iii) $20 million in connection with litigation asserting claims associated with accounting irregularities in the former business units of CUC and outside of the principal class action lawuit.

(J) Excludes a charge of $23 million in connection with the transition of the Company's lodging franchisees to a Company sponsored property management system.

(K) Exlcudes a charge of $85 million in connection with the creation of NGI, partially offset by $26 million of net gains related to the dispositions of businesses.

(L) Excludes a net gain of $799 million related to the dispositions of businesses and an unusual credit of $1 million recorded in connection with the sale of a Company subsidiary, partially offset by (i) $13 million of investigation-related costs, (ii) a $7 million charge related to the termination of a proposed acquisition and (iii) $5 million principally related to the consolidation of European call centers in Cork, Ireland.

                                                                         TABLE 5
                      CENDANT CORPORATION AND SUBSIDIARIES
           COMPARABLE BASIS REVENUES AND ADJUSTED EBITDA BY SEGMENT *
                              (DOLLARS IN MILLIONS)


                                                        THREE MONTHS ENDED SEPTEMBER 30, **
                                                        -----------------------------------
                                        COMPARABLE BASIS REVENUES           COMPARABLE BASIS ADJUSTED EBITDA (A)(B)
                                   ----------------------------------       ---------------------------------------
                                   2000          1999        % CHANGE       2000              1999       % CHANGE
                                   ----------------------------------       ---------------------------------------
Travel                             $   344    $   333           3%           $ 165 (D)       $ 160             3%
Real Estate Franchise                  162        161           1%             119             120            (1%)
Relocation                             127        117           9%              49              43            14%
Mortgage                               132        114          16%              74              60            23%
Individual Membership                  185        200          (8%)             43              49 (F)       (12%)
Insurance/Wholesale                    145        143           1%              48              50            (4%)
Diversified Services                   121        139         (13%)             12 (E)          22 (G)       (45%)
Inter-segment Eliminations              (6)        (4)         ***               -               -              -
                                   -------    -------                        -----           -----
Total                              $ 1,210    $ 1,203                        $ 510           $ 504
                                   =======    =======                        =====           =====



                                                           NINE MONTHS ENDED SEPTEMBER 30, **
                                                           ----------------------------------
                                        COMPARABLE BASIS REVENUES           COMPARABLE BASIS ADJUSTED EBITDA (A)(B)
                                   ----------------------------------       ---------------------------------------
                                   2000          1999        % CHANGE       2000 (C)          1999       % CHANGE
                                   ----------------------------------       ---------------------------------------
Travel                             $   953     $   943          1%          $   443 (H)     $   455 (J)      (3%)
Real Estate Franchise                  448         417          7%              328             303           8%
Relocation                             332         315          5%              105              96           9%
Mortgage                               306         314         (3%)             117             154         (24%)
Individual Membership                  540         532          2%              136              86 (K)      58%
Insurance/Wholesale                    435         426          2%              138             141          (2%)
Diversified Services                   445         429          4%              116 (I)          91 (L)      27%
Inter-segment Eliminations             (14)        (11)        ***                -               -            -
                                   -------     -------                      -------         -------
Total                              $ 3,445     $ 3,365                      $ 1,383         $ 1,326
                                   =======     =======                      =======         =======

----------
* Comparable Basis reflects the As Adjusted results of operations less the results of operations of the Disposed Businesses and the Move.com Group.

** Cendant Travel, a Company subsidiary, which facilitates travel arrangements for travel-related and membership businesses of the Company, was moved to the Travel segment from the Individual Membership segment. Accordingly, the operating results of Cendant Travel are now reflected in the Travel segment for all periods presented.

*** Not meaningful.

(A) Defined as earnings before non-operating interest, income taxes, depreciation, amortization and minority interest, adjusted to exclude certain items which are of a non-recurring or unusual nature and not measured in assessing segment performance or are not segment specific.

(B) As of January 1, 2000, the Company refined its corporate overhead allocation method. As a result, expenses determined to be primarily associated with a specific business segment are recorded by that business segment versus allocating those expenses among the segments based on a percentage of revenue. The Company determined the refinement in corporate allocation methods to be appropriate prospective to the completion of the Company's divestiture plan and based on the composition of the business units comprising the Company in 2000. Therefore, 1999 Adjusted EBITDA is presented as if the refined method of allocating corporate overhead in 2000 was applicable to 1999.

(C) Excludes a charge of $106 million in connection with restructuring and other initiatives ($63 million, $1 million, $1 million, $20 million, $9 million, $1 million and $11 million of charges were recorded within the Travel, Relocation, Mortgage, Individual Membership, Insurance/Wholesale, Move.com Group and Diversified Services segments, respectively).

(D) Excludes $8 million of losses related to the dispositions of businesses.

(E) Excludes a gain of $35 million, which represents the recognition of a portion of the Company's previously recorded deferred gain from the sale of its fleet businesses due to the disposition of VMS Europe by Avis Group Holdings, Inc. in August 2000. Such gain was partially offset by (i) a loss of $24 million related to the dispositions of businesses, (ii) $20 million in connection with litigation asserting claims associated with accounting irregularities in the former business units of CUC and outside of the principal class action lawsuit and (iii) $7 million for investigation-related costs.

(F) Excludes a charge of $85 million in connection with the creation of NGI and $8 million of losses related to the disposition of a business.

(G) Excludes a net gain of $83 million related to the dispositions of businesses, partially offset by $5 million of investigation-related costs and a $5 million charge principally related to the consolidation of European call centers in Cork, Ireland.

(H) Excludes $12 million of losses related to the dispositions of businesses.

(I) Excludes (i) a non-cash credit of $41 million in connection with a change in the original estimate of the number of Rights to be issued in connection with the PRIDES settlement resulting from unclaimed and uncontested Rights and (ii) a gain of $35 million, which represents the recognition of a portion of the Company's previously recorded deferred gain from the sale of its fleet businesses due to the disposition of VMS Europe by Avis Group Holdings, Inc. in August 2000; partially offset by (i) $30 million of losses related to the dispositions of businesses, (ii) $15 million of investigation-related costs and (iii) $20 million in connection with litigation asserting claims associated with accounting irregularities in the former business units of CUC and outside of the principal class action lawuit.

(J) Excludes a charge of $23 million in connection with the transition of the Company's lodging franchisees to a Company sponsored property management system.

(K) Exlcudes a charge of $85 million in connection with the creation of NGI, partially offset by $26 million of net gains related to the dispositions of businesses.

(L) Excludes a net gain of $799 million related to the dispositions of businesses and an unusual credit of $1 million recorded in connection with the sale of a Company subsidiary, partially offset by (i) $13 million of investigation-related costs, (ii) a $7 million charge related to the termination of a proposed acquisition and (iii) $5 million principally related to the consolidation of European call centers in Cork, Ireland.

                                                                         TABLE 6

                      CENDANT CORPORATION AND SUBSIDIARIES
                         SEGMENT REVENUE DRIVER ANALYSIS
            (REVENUE DOLLARS AND MORTGAGE SEGMENT VOLUME IN MILLIONS)

                                                     THREE MONTHS ENDED SEPTEMBER 30,
                                                -----------------------------------------
                                                     2000            1999       % CHANGE
                                                ------------   -------------   ----------
TRAVEL SEGMENT
--------------
      Domestic Rooms (A)
        Month End Actual Rooms                      512,684        507,805          1%
        Weighted Average Rooms Available            504,648        490,658          3%
      Franchise Fee per Weighted Average Room   $    257.61    $    254.15          1%
                                                -----------    -----------
      Total Franchise Fees                      $       130    $       125          4%

      Car Rental Days                            17,701,460     16,952,151          4%
      Franchise Fee per Rental Day              $      2.71    $      2.74         (1%)
                                                -----------    -----------
      Total Franchise Fees                      $        48    $        46          4%

        Sub-Total Franchise Fees                $       178    $       171          4%

      Number of Timeshare Exchanges (B)             386,451        373,828          3%
      Annualized Number of Exchanges              1,545,804      1,495,312          3%
      Average Subscriptions                       2,362,479      2,289,861          3%
                                                -----------    -----------
      Total Exchanges and Subscriptions           3,908,283      3,785,173          3%
      Average Fee                               $     23.54    $     22.17          6%
                                                -----------    -----------
      Total Exchange/Subscription Fees (C)      $        92    $        84         10%

      Other Revenue                             $        74    $        80         (8%)
                                                -----------    -----------
      Total Travel Revenue                      $       344    $       335          3%
                                                ===========    ===========

REAL ESTATE FRANCHISE SEGMENT
-----------------------------
      Closed Sides - Domestic                       518,652        564,574         (8%)
      Average Price                             $   171,856    $   157,139          9%
      Adjusted Royalty Rate                            0.15%          0.16%        (3%)
                                                -----------    -----------
      Total Royalties                                   138            141         (2%)
      Other                                              24             20         20%
                                                -----------    -----------
      Total Revenue                             $       162    $       161          1%
                                                ===========    ===========

MORTGAGE SEGMENT
----------------
      Production Loan Closings                  $     6,546    $     6,555          -
      Average Servicing Loan Portfolio          $    64,298    $    47,376         36%


----------

(A) Adjusted retrospectively to reflect improved room count information not previously available as a result of the "Power Up" technology initiative within the lodging business unit.

(B) Adjusted retrospectively to reflect additional categories of confirmation modifications.

(C) Third Quarter 2000 includes a $2 million reduction as a result of the implementation of SAB 101 and its impact on the timing of subscription revenue recognition.

                                                                         TABLE 7

                          CENDANT CORPORATION AND SUBSIDIARIES
                         CONSOLIDATED CONDENSED BALANCE SHEETS
                                     (IN BILLIONS)

                                                                         SEPTEMBER 30, 2000   DECEMBER 31, 1999
                                                                         ------------------   -----------------
ASSETS
Current assets
  Cash and cash equivalents                                                  $ 1.2                   $ 1.2
  Other current assets                                                         3.0                     3.4
                                                                            ------                  ------
Total current assets                                                           4.2                     4.6

Property and equipment, net                                                    1.3                     1.3
Goodwill, net                                                                  3.2                     3.3
Other assets                                                                   3.5                     3.2
                                                                            ------                  ------
Total assets exclusive of assets under programs                               12.2                    12.4

Assets under management and mortgage programs                                  3.0                     2.7
                                                                            ------                  ------
TOTAL ASSETS                                                                $ 15.2                  $ 15.1
                                                                            ======                  ======

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
  Stockholder litigation settlement and related costs                        $ 2.9                   $ 2.9
  Other current liabilities                                                    2.2                     2.7
                                                                            ------                  ------
Total current liabilities                                                      5.1                     5.6

Long-term debt                                                                 2.1                     2.4
Other non-current liabilities                                                  0.7                     0.8
                                                                            ------                  ------
Total liabilities exclusive of liabilities under programs                      7.9                     8.8

Liabilities under management and mortgage programs                             2.5                     2.6
Mandatorily redeemable preferred securities issued by subsidiaries             2.1                     1.5
Total stockholders' equity                                                     2.7                     2.2
                                                                            ------                  ------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                  $ 15.2                  $ 15.1
                                                                            ======                  ======


                                                                         TABLE 8

                             CENDANT CORPORATION AND SUBSIDIARIES
                        CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
                                         (IN MILLIONS)

                                                                                                   NINE MONTHS ENDED SEPTEMBER 30,
                                                                                                   -------------------------------
                                                                                                        2000           1999
                                                                                                        ----           ----
OPERATING ACTIVITIES
Net cash provided by operating activities exclusive of management and mortgage programs                 $ 604          $ 672
Net cash provided by (used in) operating activities of management and mortgage programs                   (28)         1,298
                                                                                                      -------          -----
NET CASH PROVIDED BY OPERATING ACTIVITIES                                                                 576          1,970
                                                                                                      -------          -----
INVESTING ACTIVITIES
Property and equipment additions                                                                         (168)          (213)
Net assets acquired (net of cash acquired) and acquisition-related payments                               (43)          (146)
Net proceeds from dispositions of businesses                                                                4          2,772
Other, net                                                                                                (55)            79
                                                                                                      -------          -----
Net cash provided by (used in) investing activities exclusive of management and mortgage programs        (262)         2,492
                                                                                                      -------          -----
Management and mortgage programs:
     Repayment on advances on homes under management, net of equity advances                              509              7
     Additions to mortgage servicing rights, net of proceeds from sales                                  (571)          (476)
     Investment in leases and leased vehicles, net                                                          -           (774)
                                                                                                      -------          -----
                                                                                                          (62)        (1,243)
                                                                                                      -------          -----
NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES                                                      (324)         1,249
                                                                                                      -------          -----
FINANCING ACTIVITIES
Proceeds from debt issuance or borrowings                                                                   6          1,717
Principal payments on borrowings                                                                         (776)        (1,713)
Issuances of common stock                                                                                 551             76
Repurchases of common stock                                                                              (306)        (2,635)
Proceeds from mandatorily redeemable preferred securities                                                  91              -
Proceeds from mandatorily redeemable preferred interest in subsidiary                                     375              -
Other, net                                                                                                 (1)             -
                                                                                                      -------          -----
Net cash used in financing activities exclusive of management and mortgage programs                       (60)        (2,555)
                                                                                                      -------          -----
Management and mortgage programs:
     Proceeds received for debt repayment in connection with fleet segment disposition                      -          3,017
     Proceeds from debt issuance or borrowings                                                          3,237          4,157
     Principal payments on borrowings                                                                  (4,283)        (6,484)
     Net change in short-term borrowings                                                                  875         (1,772)
                                                                                                      -------          -----
                                                                                                         (171)        (1,082)
                                                                                                      -------          -----
NET CASH USED IN FINANCING ACTIVITIES                                                                    (231)        (3,637)
                                                                                                      -------          -----
Effect of changes in exchange rates on cash and cash equivalents                                           25             32
                                                                                                      -------          -----
Net increase (decrease) in cash and cash equivalents                                                       46           (386)
Cash and cash equivalents, beginning of period                                                          1,164          1,009
                                                                                                      -------          -----
CASH AND CASH EQUIVALENTS, END OF PERIOD                                                              $ 1,210          $ 623
                                                                                                      =======          =====